UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2006

CALLWAVE, INC.

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50958	77-0490995
(Commissioner File Number)	(IRS Employer Identification No.)

136 West Canon Perdido Street, Suite A, Santa Barbara, California 93101

(Address of principal executive offices)

(805) 690-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective August 31, 2006, CallWave, Inc., is announcing the appointment of Kelly Delany to serve as Vice President, Corporate Communications of the Company. Prior to joining Callwave, Ms. Delany served as Vice President of Marketing at Sound ID, a privately-held consumer technology company. Prior to joining Sound ID, Ms. Delany was with Somera Communications (Nasdaq: SMRA), a leading global provider of telecommunications services and equipment. At Somera, Ms. Delany oversaw the definition and execution of the company’s global marketing and investor relations strategy. Ms. Delany has also served in senior marketing capacities at Oracle Corporation, AnswerThink and Ogilvy & Mather. She received her Bachelor of Arts Degree from UCLA.

To our knowledge, Ms. Delany is not a party to any transaction described in Section 404(a) of Regulation S-K except for normal compensation arrangements.

Effective August 25, 2006, Adrian van Haaften resigned as the Chief Marketing Officer from the Company.

Item 9.01 Financial Statements and Exhibits

(d)     Exhibits.

99.1	Press Release dated August 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLWAVE, INC.,

Date: August 31, 2006	By:	/s/ Mark Stubbs
Mark Stubbs Chief Financial Officer